Reliant Holdings, Inc. 8-K

EXHIBIT 10.2

FIRST AMENDMENT TO LOCK-UP AGREEMENT

This First Amendment To Lock-Up Agreement, dated as of December 5, 2017 (this “Agreement”) and effective as of November 7, 2017 (the “Effective Date”), amends that certain Lock-Up Agreement (the “Lock-Up”) made and entered into as of November 7, 2017, by and among the individuals and entities who have signed a form of page 4 of this Agreement below (each a “Signature Page” and each party, a “Shareholder”, and collectively, the “Shareholders”) and Reliant Holdings, Inc., a Nevada corporation (the “Company”).

WHEREAS, the Company and the Shareholders desire to amend the Lock-Up on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other good and valuable consideration, which consideration the parties hereby acknowledge and confirm the receipt and sufficiency thereof, the parties hereto agree as follows:

1.

Amendment to Lock-Up.

(a)

Effective as of the Effective Date, Section 1.1 of the Lock-Up is hereby amended and restated to provide as follows:

“1.1

Until the first anniversary of the Effective Date (the “Lock-Up Period”), the Shareholder will not, directly or indirectly Transfer any of the Shares, except that the Shareholder may Transfer not more than 25,000 (as adjusted for any stock split, recapitalization or combination) of the Shares in any ninety (90) day period (the “Lock-Up”), which Transfers in any ninety (90) period shall be non-cumulative and shall not carry over from one ninety (90) day period to the next. “Transfer” means the offer for sale, sale, pledge, hypothecation, transfer, assignment or other disposition of (or to enter into any transaction or device that is designed to, or could be expected to, result in the sale, pledge, hypothecation, transfer, assignment or other disposition at any time) (including, without limitation, by operation of law), or the entry into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Shares, whether any such transaction is to be settled by delivery of Shares or other securities, in cash or otherwise.”

2.

Consideration. Each of the parties agrees and confirms by signing below that they have received valid consideration in connection with this Agreement and the transactions contemplated herein.

Mutual Representations, Covenants and Warranties. Each of the parties, for themselves and for the benefit of each of the other parties hereto, represents, covenants and warranties that (a) such party has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby and this Agreement constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles;  (b) the execution and delivery by such party and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or (ii) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which such party is bound or affected; and (c) any individual executing this Agreement on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Agreement on behalf of such entity.

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3.

Further Assurances. The parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement and the transactions contemplated herein.

4.

Effect of Agreement. Upon the effectiveness of this Agreement, each reference in the Lock-Up to “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Lock-Up as modified or amended hereby.

5.

Lock-Up to Continue in Full Force and Effect. Except as specifically modified or amended herein, the Lock-Up and the terms and conditions thereof shall remain in full force and effect.

6.

Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the parties, whether written, oral or otherwise.

7.

Construction. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.

8.

Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

9.

Counterparts and Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, ..jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

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IN WITNESS WHEREOF, parties have caused this Agreement to be signed and delivered by their duly authorized representatives as of the date first set forth above to be effective as of the Effective Date.

THE COMPANY:

RELIANT HOLDINGS, INC.

By:	/s/ Elijah May

Its:	CEO

Printed Name:	Elijah May

[Signature page(s) of Shareholders follow.]

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SHAREHOLDER:

By:	/s/ Don Maler

Printed Name:	Don Maler

If Entity:

Position of Signatory with Entity:

Entity Name:

Shares Beneficially Owned:

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By:	/s/ Joel Hefner

Printed Name:	Joel Hefner

If Entity:

Position of Signatory with Entity:

Entity Name:

Shares Beneficially Owned:

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By:	/s/ Julie Hale

Printed Name:	Julie Hale

If Entity:

Position of Signatory with Entity:

Entity Name:

Shares Beneficially Owned:

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By:	/s/ Marsha Hash

Printed Name:	Marsha Hash

If Entity:

Position of Signatory with Entity:

Entity Name:

Shares Beneficially Owned:

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By:	/s/ Edward M. Liceaga

Printed Name:	Edward M. Liceaga

If Entity:

Position of Signatory with Entity:	President

Entity Name:	River North Equity, LLC

Shares Beneficially Owned:	500,000

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